Exhibit 99.1

PRESS RELEASE

BUSINESS & FINANCIAL EDITORS	WILLIAM J. OWEN
FOR IMMEDIATE RELEASE	Senior Vice President,
Investor Relations
818-676-3936

ZENITH ANNOUNCES THIRD QUARTER RESULTS

WOODLAND HILLS, CALIFORNIA, October 20, 2008   .   ..   .   .   ..   .   .   .   .   ..   .   .   ..   .   .   ..   .   .  ..  .  .  .

Zenith National Insurance Corp. (NYSE: ZNT) reported net income for the third quarter 2008 of $16.6 million, or $0.44 per share, compared to net income for the third quarter 2007 of $64.5 million, or $1.73 per share.  Net income for the nine months ended September 30, 2008 was $86.9 million, or $2.32 per share, compared to net income for the nine months ended September 30, 2007 of $194.3 million, or $5.21 per share.

Net income includes net realized losses on investments after tax of $5.8 million and $4.4 million ($0.15 per share and $0.12 per share) in the three and nine months ended September 30, 2008, respectively, compared to realized gains on investments after tax of $3.0 million and $10.3 million ($0.08 per share and $0.28 per share), in the corresponding periods of 2007.  Realized losses are attributable to the previously announced impairments of Lehman debt and AIG common stock, partially offset by net realized gains.

Underwriting income before tax from the workers’ compensation segment was $15.3 million and $81.8 million in the three and nine months ended September 30, 2008, respectively, compared to $74.7 million and $207.6 million in the corresponding periods of 2007.

Workers’ compensation calendar year combined ratios, along with a reconciliation to the accident year combined ratios, were as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Calendar year combined ratio (1)	90.0%	59.5%	82.4%	63.2%
Prior accident year items: Favorable loss reserve development	15.5	13.5	13.3	18.3
(Increase) decrease in policyholders’ dividends	(1.6)	8.2	(1.6)	2.7
Accident year combined ratio (1)	103.9%	81.2%	94.1%	84.2%

(1)          See Supplemental Financial Information for a description of “Combined Ratio.”

For 2008, pre-tax favorable workers’ compensation loss reserve development on prior accident years was $23.6 million in the third quarter compared to $23.2 million and $15.0 million in the first and second quarters, respectively.  For 2007, pre-tax favorable workers’ compensation loss reserve development on prior accident years was $34.2 million, $44.0 million, $24.9 million and $10.3 million in the first, second, third and fourth quarters, respectively.

Total workers’ compensation net premiums earned decreased 17.6% in the nine months ended September 30, 2008 compared to the corresponding period of 2007.  This decrease reflects both the reduction in premium rates due to favorable loss cost trends from the California and Florida legislative reforms, as well as the impact of competition.  Insured payroll, our best indicator of exposure, decreased 5.7% in the nine months ended September 30, 2008.  For comparison, insured payroll decreased 5.9% in the twelve months ended December 31, 2007.

Consolidated stockholders’ equity per share was $28.04, $29.22, and $28.93 at September 30, 2008, June 30, 2008 and December 31, 2007, respectively.  Stockholders’ equity at September 30, 2008 and June 30, 2008 is net of unrealized losses in our investment portfolio, after deferred tax, of $1.43 per share and $0.28 per share, respectively.  December 31, 2007 equity per share includes unrealized gains, after deferred tax, of $0.33 per share. Return on average equity in the nine months ended September 30, 2008 was 11.2% compared to 25.5% in the corresponding period of 2007 and 22.9% in the year ended December 31, 2007.  During the nine months ended September 30, 2008, stockholders’ equity per share declined 3% due to a 4% decline occurring in the third quarter.

Commenting on the results, Stanley R. Zax, Chairman and President, said:  “Our investment portfolio at quarter end on a mark to market basis was 96% of cost, a decline of 3% in the quarter.  The decline is primarily attributable to widening credit spreads on high-grade corporate securities, although it is possible that some securities may result in future impairment losses in accordance with our accounting policies.  We have 30%, or $601 million, of our portfolio in U. S. Government Treasury Bills and other securities maturing in less than 1 year at September 30, 2008.  We are obviously in an unprecedented environment with significant volatility, but with a strong capital base the fluctuations in securities values do not impact our business, but as indicates above, stockholders’ equity per share is reduced.

We are focused on underwriting quality and our loss ratios are superb.  The accident year loss ratio for nine months was 38.9% compared to 33.8% the prior year.  During the quarter we increased our estimate of the 2008 accident year loss ratio from the six month ratio of 35.0%, which reduced underwriting income in the quarter.  We see continued declines in the number of claims relative to our exposure.  Our expense ratios are high and impacting underwriting profitability due primarily to lower premium volume.  We continue to see increases in health care costs and as a result we expect to increase rates in California effective January 2009.

We are well positioned to take advantage of opportunities due to our financial strength, liquidity and service capabilities.”

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements if accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed.  Forward-looking statements include those related to the plans and objectives of management for future operations, future economic performance, or projections of revenues, income, earnings per share, capital expenditures, dividends, capital structure, or other financial items.  Statements containing words such as expect, anticipate, believe, estimate, likely or similar words that are used in this release or in other written or oral information conveyed by or on behalf of Zenith are intended to identify forward-looking statements.  Zenith undertakes no obligation to update such forward-looking statements, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected.  These risks and uncertainties include, but are not limited to the following: (1) impact of the current unprecedented volatility in the financial markets, including the duration of the crisis and the effectiveness of governmental solutions; (2) weakening economy, including impact on our customers’ businesses; (3) competition; (4) payroll levels of our customers; (5) adverse state and federal legislation and regulation; (6) changes in interest rates causing fluctuations of investment income and fair values of investments; (7) changes in the frequency and severity of claims and catastrophes; (8) adequacy of loss reserves; (9) changing environment for controlling medical, legal and rehabilitation costs, as well as fraud and abuse; (10) losses associated with any terrorist attacks that impact our workers’ compensation business in excess of our reinsurance protection; (11) losses caused by nuclear, biological, chemical or radiological events whether or not there is any applicable reinsurance protection; and (12) other risks detailed herein and from time to time in Zenith’s reports and filings with the Securities and Exchange Commission.

(Selected financial data attached)

ZENITH NATIONAL INSURANCE CORP.

Selected Financial Data (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share data)	2008	2007	2008	2007

TOTAL REVENUES	$166,952	$215,369	$528,072	$669,992

SELECTED INCOME DATA:
Net investment income after tax (1)	$15,475	$17,388	$46,315	$59,284
Net realized (losses) gains on investments after tax (2)	(5,774)	3,056	(4,352)	10,309
Income from investments segment after tax	9,701	20,444	41,963	69,593

Net income	$16,600	$64,500	$86,900	$194,300

NET INCOME PER COMMON SHARE (1) (2):
Basic	$0.45	$1.74	$2.34	$5.24
Diluted	0.44	1.73	2.32	5.21

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.50	$0.50	$1.50	$1.34

STOCKHOLDERS’ EQUITY (as of September 30, 2008 and 2007):
Stockholders’ equity			$1,044,555	$1,078,659
Stockholders’ equity per common share (3)			28.04	29.10

NUMBER OF COMMON SHARES:
Outstanding (as of September 30, 2008 and 2007)			37,254	37,072
Weighted average for the period – basic	37,248	37,060	37,190	37,048
Weighted average for the period – diluted	37,424	37,294	37,387	37,272

(1)          Net investment income after tax for the nine months ended September 30, 2007 includes a $4.9 million, or $0.13 per share, cash dividend received from a common stock investment.

(2)          Net realized losses on investments after tax were $0.15 per share and $0.12 per share in the three and nine months ended September 30, 2008, respectively, compared to realized gains on investments after tax of $0.08 per share and $0.28 per share in the corresponding periods of 2007.  Net realized losses on investments after tax in the three and nine months ended September 30, 2008 include write-downs after tax of $9.9 million and $15.5 million ($0.27 per share and $0.41 per share), respectively.  In September 2008, we recorded impairment charges for our fixed income investment in Lehman Brothers Holdings Inc. as a result of its bankruptcy filing, and for our equity investment in American International Group, Inc. as a result of the substantial decline in its stock price related to the dilution caused by the U. S. Government bailout.  In June 2008, we recorded impairment charges on two other securities because we determined that the decline in fair values was other-than-temporary due to the extent and duration of the decline.  There were no write-downs in 2007.

(3)          Stockholders’ equity at September 30, 2008 includes net unrealized losses in our investment portfolio, after deferred tax, of $1.43 per share compared to net unrealized gains in our investment portfolio, after deferred tax, of $0.06 per share at September 30, 2007.

ZENITH NATIONAL INSURANCE CORP.

Selected Financial Data (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2008	2007	2008	2007

TOTAL REVENUES:
Net premiums earned	$152,962	$184,612	$466,362	$565,039
Net investment income (1)	22,873	26,056	68,405	89,093
Net realized (losses) gains on investments (2)	(8,883)	4,701	(6,695)	15,860
	$166,952	$215,369	$528,072	$669,992
RESULTS OF OPERATIONS BY SEGMENT (3):
Investments segment:
Net investment income (1)	$22,873	$26,056	$68,405	$89,093
Net realized (losses) gains on investments (2)	(8,883)	4,701	(6,695)	15,860
	13,990	30,757	61,710	104,953
Workers’ compensation segment (4)	15,268	74,743	81,767	207,582
Reinsurance segment (4)	(94)	(3,166)	(107)	(3,526)
Parent (5)	(3,086)	(2,996)	(9,145)	(8,637)

Income before tax	26,078	99,338	134,225	300,372
Income tax expense	9,478	34,838	47,325	106,072

NET INCOME	$16,600	$64,500	$86,900	$194,300

(1)          Net investment income before tax for the nine months ended September 30, 2007 includes a $7.3 million cash dividend received from a common stock investment.

(2)          Net realized losses on investments in the three and nine months ended September 30, 2008 include write-downs before tax of $15.3 million and $23.8 million ($9.9 million and $15.5 million after tax or $0.27 per share and $0.41 per share), respectively.  In September 2008, we recorded impairment charges for our fixed income investment in Lehman Brothers Holdings Inc. as a result of its bankruptcy filing, and for our equity investment in American International Group, Inc. as a result of the substantial decline in its stock price related to the dilution caused by the U. S. Government bailout.  In June 2008, we recorded impairment charges on two other securities because we determined that the decline in fair values was other-than-temporary due to the extent and duration of the decline.  There were no write-downs in 2007.

(3)          See Supplemental Financial Information for a description of segment results.

(4)          See Property-Casualty Insurance Operations in the following tables.

(5)          Includes interest expense before tax of $1.3 million in both the three months ended September 30, 2008 and 2007 and $3.9 million in both the nine months ended September 30, 2008 and 2007.

ZENITH NATIONAL INSURANCE CORP.

Selected Financial Data (Unaudited)

	Three Months Ended September 30,
(Dollars in thousands)	2008		2007

PROPERTY-CASUALTY INSURANCE OPERATIONS:
Gross premiums written (1):
Workers’ compensation:
California	$86,750	56.2%	$103,528	55.6%
Outside California	67,439	43.7	82,522	44.4
Total workers’ compensation	154,189	99.9	186,050	100.0
Reinsurance (2)	225	0.1	32
	$154,414	100.0%	$186,082	100.0%
Net premiums written (1):
Workers’ compensation:
California	$84,119	56.2%	$100,630	55.6%
Outside California	65,370	43.7	80,475	44.4
Total workers’ compensation	149,489	99.9	181,105	100.0
Reinsurance (2)	231	0.1	10
	$149,720	100.0%	$181,115	100.0%
Net premiums earned:
Workers’ compensation:
California	$85,990	56.2%	$103,315	56.0%
Outside California	66,741	43.6	81,287	44.0
Total workers’ compensation	152,731	99.8	184,602	100.0
Reinsurance (2)	231	0.2	10
	$152,962	100.0%	$184,612	100.0%
Underwriting income (loss) before tax/combined ratio of (1):
Workers’ compensation	$15,268	90.0%	$74,743	59.5%
Reinsurance (2)	(94)	NM	(3,166)	NM

Workers’ compensation calendar year combined ratios, along with a reconciliation to the accident year combined ratios, follows (1):

	Three Months Ended September 30, 2008			Three Months Ended September 30, 2007
	Calendar Year	Favorable (Unfavorable) Prior Period Development	Current Accident Year	Calendar Year	Favorable (Unfavorable) Prior Period Development	Current Accident Year
Losses	33.9%	13.0%	46.9%	19.2%	11.9%	31.1%
Loss adjustment expenses	15.2	2.5	17.7	13.6	1.6	15.2
Underwriting and other operating expenses (3)	40.9	(1.6)	39.3	26.7	8.2	34.9
Combined ratio	90.0%	13.9%	103.9%	59.5%	21.7%	81.2%

(1)          See Supplemental Financial Information for a description of segment results, “Premiums Written,” “Underwriting Income (Loss)” and “Combined Ratio.”

(2)          In September 2005, we exited the assumed reinsurance business and ceased writing and renewing assumed reinsurance contracts, with all contracts fully expired at the end of 2006.

(3)          Prior period development for underwriting and other operating expenses represents changes in estimated policyholders’ dividends for prior accident years.

NM = Not Meaningful

ZENITH NATIONAL INSURANCE CORP.

Selected Financial Data (Unaudited)

	Nine Months Ended September 30,
(Dollars in thousands)	2008		2007

PROPERTY-CASUALTY INSURANCE OPERATIONS:
Gross premiums written (1):
Workers’ compensation:
California	$260,989	54.5%	$319,968	55.0%
Outside California	216,730	45.3	261,101	44.9
Total workers’ compensation	477,719	99.8	581,069	99.9
Reinsurance (2)	1,030	0.2	358	0.1
	$478,749	100.0%	$581,427	100.0%
Net premiums written (1):
Workers’ compensation:
California	$253,324	54.6%	$309,178	55.0%
Outside California	210,007	45.2	253,029	45.0
Total workers’ compensation	463,331	99.8	562,207	100.0
Reinsurance (2)	1,038	0.2	347
	$464,369	100.0%	$562,554	100.0%
Net premiums earned:
Workers’ compensation:
California	$254,508	54.6%	$315,131	55.8%
Outside California	210,816	45.2	249,561	44.2
Total workers’ compensation	465,324	99.8	564,692	100.0
Reinsurance (2)	1,038	0.2	347
	$466,362	100.0%	$565,039	100.0%
Underwriting income (loss) before tax/combined ratio of (1):
Workers’ compensation	$81,767	82.4%	$207,582	63.2%
Reinsurance (2)	(107)	NM	(3,526)	NM

Workers’ compensation calendar year combined ratios, along with a reconciliation to the accident year combined ratios, follows (1):

	Nine Months Ended September 30, 2008			Nine Months Ended September 30, 2007
	Calendar Year	Favorable (Unfavorable) Prior Period Development	Current Accident Year	Calendar Year	Favorable (Unfavorable) Prior Period Development	Current Accident Year
Losses	27.4%	11.5%	38.9%	17.8%	16.0%	33.8%
Loss adjustment expenses	14.5	1.8	16.3	13.0	2.3	15.3
Underwriting and other operating expenses (3)	40.5	(1.6)	38.9	32.4	2.7	35.1
Combined ratio	82.4%	11.7%	94.1%	63.2%	21.0%	84.2%

(1)   See Supplemental Financial Information for a description of segment results, “Premiums Written,” “Underwriting Income (Loss)” and “Combined Ratio.”

(2)   In September 2005, we exited the assumed reinsurance business and ceased writing and renewing assumed reinsurance contracts, with all contracts fully expired at the end of 2006.

(3)   Prior period development for underwriting and other operating expenses represents changes in estimated policyholders’ dividends for prior accident years.

NM = Not Meaningful

ZENITH NATIONAL INSURANCE CORP.

Supplemental Financial Information (Unaudited)

HOW WE REPORT OUR RESULTS

Our business is comprised of the following segments: investments, workers’ compensation and reinsurance.  In September 2005, we exited the reinsurance business.  Results of the investments segment include net investment income and net realized gains or losses on investments.  We do not allocate investment income to other segments.  Income (loss) before tax from the workers’ compensation and reinsurance segments is determined by deducting losses and loss adjustment expenses incurred and underwriting and other operating expenses from net premiums earned (this result is also known as underwriting income or loss).  The parent loss includes interest expense and the general operating expenses of the holding company, Zenith National Insurance Corp.

NON-GAAP MEASURES

In addition to the financial measures presented in the consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we also use certain non-GAAP financial measures to analyze and report our financial results.  Management believes that these non-GAAP measures, when used in conjunction with the consolidated financial statements, can aid in understanding our financial condition and results of operations.  These non-GAAP measures are not a substitute for GAAP measures, and where these measures are described we provide information that reconciles the non-GAAP measures to the GAAP measures reported in our consolidated financial statements.

Combined Ratio

The combined ratio, expressed as a percentage, is a key measurement of profitability traditionally used in the property-casualty insurance business.  The combined ratio, also referred to as the “calendar year combined ratio,” is the sum of the losses and loss adjustment expense ratio and the underwriting and other operating expense ratio.  The losses and loss adjustment expense ratio is the percentage of net losses and loss adjustment expenses incurred to net premiums earned.  The underwriting and other operating expense ratio is the percentage of underwriting and other operating expenses to net premiums earned.  When the calendar year combined ratio is adjusted to exclude prior period items, such as loss reserve development and policyholders’ dividends, it becomes the “accident year combined ratio,” a non-GAAP financial measure.

Net Cash Flow From the Workers’ Compensation Business

Net cash flow from our workers’ compensation business is a non-GAAP financial measure that represents the net cash flow generated by deducting from workers’ compensation premiums collected during the period the amount of workers’ compensation losses and loss adjustment expenses paid and workers’ compensation underwriting and other operating expenses paid during the applicable period.  We provide this measure to assist in understanding the change in the net cash provided by (used in) operating activities in the periods presented, given that we exited the reinsurance business in 2005.  Net cash flow from the workers’ compensation business does not include the following: premiums collected, losses paid and underwriting and other operating expenses paid in the reinsurance business; investment income received; interest and other expenses paid by our parent company; and income taxes paid, all of which are included in net cash provided by (used in) operating activities, the most comparable GAAP financial measure of net cash flow.  The following table provides a reconciliation of the net cash flow from our workers’ compensation business to the net cash provided by (used in) operating activities:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2008	2007	2008	2007

Net cash flow from workers’ compensation business	$(2,440)	$17,413	$14,577	$89,635
Net cash used in reinsurance business	(2,209)	(13,939)	(11,180)	(32,533)
Investment income received	22,511	18,111	64,191	69,141
Interest and other expenses paid by parent	(3,628)	(2,584)	(10,011)	(6,865)
Income taxes paid	(13,959)	(34,963)	(56,694)	(115,034)
Net cash provided by (used in) operating activities	$275	$(15,962)	$883	$4,344

ZENITH NATIONAL INSURANCE CORP.

Supplemental Financial Information (Unaudited)

NON-GAAP MEASURES (continued)

Premiums Written

Gross premiums written is a non-GAAP financial measure representing the amount of premiums we have billed to our policyholders in the applicable period. It is indicative of the amount of cash premium, before commission expense, that we expect to receive from our policies.  Net premiums written are premiums we have billed to our policyholders less any reinsurance premiums ceded.  Net premiums earned, a GAAP measure, represent the portion of premiums written that is recognized as earned in the consolidated financial statements for the periods presented.  Premiums are earned on a pro-rata basis over the term of the policies or reinsurance contracts.  The following table provides a reconciliation of workers’ compensation gross and net premiums written to net premiums earned:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2008	2007	2008	2007

Workers’ compensation:
Gross premiums written	$154,189	$186,050	$477,719	$581,069
Ceded premiums written	(4,700)	(4,945)	(14,388)	(18,862)

Net premiums written	149,489	181,105	463,331	562,207
Change in unearned premiums, net of reinsurance	3,242	3,497	1,993	2,485

Net premiums earned	$152,731	$184,602	$465,324	$564,692